Exhibit 10.17.2

THIRD AMENDMENT TO LEASE

This Third Amendment To Lease (“Amendment”) is dated as of this 23 day of June, 2017 (the “Execution Date”), by and between NW Austin Office Partners LLC, a Delaware limited liability company (“Landlord”), and Molecular Templates, Inc., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.Landlord and Tenant entered into that certain Lease (“Initial Lease”) dated as of October 1, 2016, as amended by that certain First Amendment to Lease (“First Amendment”), dated as of January 30, 2017, and as amended by that certain Second Amendment to Lease, dated as of March 29, 2017 (the “Second Amendment,” together with the Initial Lease and First Amendment, the “Original Lease”), whereby Landlord agreed to lease to Tenant certain space in the building with a street address of 9301 Amberglen Boulevard, Austin, Texas, also known as Building J (the “Building”).

B.By this Amendment, Landlord and Tenant desire to modify the Original Lease as provided herein.

C.Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Original Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

1.Outside Date.  Notwithstanding anything to the contrary in the Second Amendment, the term “Outside Date” (as therein defined) shall hereinafter mean August 15, 2017.

2.Lease Commencement Date of Second Expansion Space.  Notwithstanding anything to the contrary in the Second Amendment, with respect to the Second Expansion Space, the term “Lease Commencement Date” shall mean the Effective Date.

3.Lease Expiration Date.  Provided that the Effective Date shall have occurred and the Second Amendment shall be in effect, the Lease Expiration Date for the Lease shall be the date that is a Seventy Two (72) full calendar months after the Effective Date, including any days necessary to have the Lease Term expire on the last day of such seventy-second (72nd) calendar month after the Effective Date.

4.Base Monthly Rent.  Provided that the Effective Date shall have occurred and the Second Amendment shall be in effect, attached hereto as Exhibit A is a consolidated rent schedule showing the Base Monthly Rent payable for all of the Leased Premises leased by Tenant throughout the Lease Term, which the parties agree is accurate, complete and, effective as of the

Effective Date, shall supersede the Base Monthly Rent schedule set forth in Exhibit B of the Second Amendment.  Tenant shall pay to Landlord, within two [2] business days after the Effective Date, the first installment of Monthly Base Rent and Additional Rent for the Second Expansion Space in an amount of $27,769.47 (comprised of $17,807.10 in Base Monthly Rent and $9,962.37 in Additional Rent).  Except as amended herein, Rent for the Leased Premises shall otherwise to be payable in accordance with the provisions of the Original Lease.  Promptly upon request by the other after the Lease Commencement Date has occurred for the Second Expansion Space, Landlord and Tenant agree to execute and deliver a Lease Commencement Date Certificate in the form of Exhibit B attached hereto.

5.Rent Abatement.  The first paragraph of Section 2.D of the Second Amendment is hereby deleted in its entirety.  Notwithstanding anything to the contrary contained in Section 4 above and to the Original Lease, and provided that Tenant is not in default, beyond applicable periods of notice and grace, of its monetary and material non-monetary obligations under the Lease, and in addition to the abatement provided in the Initial Lease as such abatement is amended below by this Amendment with respect to the portion of the Lease Premises initially demised thereunder, Landlord agrees to abate Tenant’s obligation to pay Base Monthly Rent for the Second Expansion Space and the Expansion Space (as defined in the First Amendment) for the initial seven (7) full months of the Lease Term after the Lease Commencement Date, as such term is applicable to each space.  Further, Landlord agrees to abate Tenant’s obligation to pay Base Monthly Rent for the entirety of the Leased Premises during the eighth (8th) full calendar month of the Lease Term after the Lease Commencement Date, as such term is applicable to each space.  However, notwithstanding anything to the contrary contained in the Original Lease, during the Base Rent Abatement Period (defined below), Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease.  If a default by Tenant under the Lease results in early termination of the Lease, then as a part of the recovery permitted by the Lease, Landlord shall be entitled to the recovery of the Base Monthly Rent that was abated during the initial four (4) full months of the Lease Term after the Lease Commencement Date, as such term is applicable to each space.

The second paragraph of Paragraph 3.1(a) of the Initial Lease (as amended by the Second Amendment) is hereby amended by:

(a)

Deleting the second sentence thereof and inserting the following in lieu thereof:  “Base Monthly Rent for the Expansion Space and Second Expansion Space is not payable during the initial eight (8) full months of the Lease Term following the Lease Commencement Date applicable to each space.”

(b)	Deleting the fourth sentence thereof, beginning “By way of example.”

6.Miscellaneous.  The first sentence of Section 1 of the Second Amendment is hereby amended by inserting “provided the same occurs” immediately before “on or before”.

7.Broker.  Landlord and Tenant each represents, warrants and agrees to the other that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than Landlord’s Broker and Tenant’s Broker, respectively, in negotiating or consummating this Amendment.  Landlord and Tenant each agrees to indemnify, defend with competent counsel, and hold the other harmless from and against any claim for commission or finder’s fee by any person or entity who claims or alleges that they were retained or engaged by it or at its request in connection with this Amendment, other than Landlord’s Broker and Tenant’s Broker.  Landlord shall pay any commission or fee due to Tenant’s Broker in connection with this Amendment.

8.Tenant Representations.  Each person executing this Amendment on behalf of Tenant represents and warrants to Landlord that:  (a) Tenant is properly formed and validly existing under the laws of the state in which Tenant is formed and Tenant is authorized to transact business in the state in which the Building is located; (b) Tenant has full right and authority to enter into this Amendment and to perform all of Tenant’s obligations hereunder; and (c) each person (and both persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

9.Defaults.  Tenant hereby represents and warrants to Landlord that, to the knowledge of Tenant, as of the date of this Amendment, Landlord and Tenant are in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant does not know of any event or circumstance which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

Landlord hereby represents and warrants to Tenant that, to the knowledge of Landlord, as of the date of this Amendment, Landlord and Tenant are in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Landlord does not know of any event or circumstance which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

10.No Further Modification.  Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Leased Premises (including the Second Expansion Space) and shall remain unmodified and in full force and effect.

11.Counterparts and Electronic Signatures.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.  This Amendment may be executed by a party’s signature transmitted by electronic means, and copies of this Amendment executed and delivered by means of electronic signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.  All parties hereto may rely upon electronic signatures as if such signatures were originals.  Any party executing and delivering this Amendment electronically shall promptly thereafter deliver a counterpart signature page of this Amendment containing said party’s original signature.  All parties hereto agree that an electronic signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

12.Condition Precedent To Lease Amendment.  Landlord’s obligations hereunder are subject to the receipt by Landlord, no later than fifteen (15) business days after the Execution Date, of the Lender’s Consent, as hereinafter defined.  Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Amendment shall, at Landlord’s option, thereupon be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder.  As used herein, the term “Lender’s Consent” means a written consent to this Amendment in form reasonably satisfactory to Landlord, executed by the holder of the promissory note (the “Lender”) secured by any deed of trust encumbering the fee interest in the real property of which the Leased Premises are a part.  Landlord hereby represents that it has previously received the consent of the Lender to the Initial Lease, the First Amendment and the Second Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD:

NW AUSTIN OFFICE PARTNERS LLC,
a Delaware limited liability company

By:NW Austin Holdco LLC,

a Delaware limited liability company,

its Manager

By:Menlo Equities V LLC,

a California limited liability company,

its Manager

By:Menlo Legacy Holdings, L.P.

a California limited partnership, its Managing Member

By:  /s/ Henry D. BullockDated:  June 29, 2017

Henry D. Bullock, President

TENANT:

MOLECULAR TEMPLATES, INC.

a Delaware corporation

By: /s/ Jason Kim

Printed Name:  Jason Kim

Title:  President & CFO Dated: June 23, 2017

EXHIBIT A

RENT SCHEDULE

NB:  Monthly periods indicated above commence as of the “Lease Commencement Date” of each space, as applicable.

Exhibit A

Exhibit B

LEASE COMMENCEMENT DATE CERTIFICATE

This LEASE COMMENCEMENT CERTIFICATE (“Certificate”) is made this ______ day of _______________, 2017, by and between NW Austin Office Partners LLC, a Delaware limited liability company (“Landlord”), and Molecular Templates, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of October 1, 2016, by and between Landlord and Tenant (“Initial Lease”), as amended by that certain First Amendment to Lease, dated as of January 30, 2017, as amended by that Second Amendment to Lease, dated as of March 29, 2017, and as amended by that Third Amendment to Lease dated as of ___________ 2017 (collectively, the “Original Lease,” and as amended by this Certificate, the “Lease”). In the event of any conflict between the Original Lease and this Certificate, this Certificate shall control. Capitalized terms hereinafter used but not otherwise defined shall have the meaning ascribed to them in the Original Lease.

1.

Landlord and Tenant hereby acknowledge and agree for all purposes of the Lease that the Lease Commencement Date for the Second Expansion Space is _____________, 2017. As such the Lease Expiration Date shall be _________, 20__.

2.

Attached hereto as Exhibit A is a consolidated rent schedule showing the Base Monthly Rent payable for all of the Leased Premises leased by Tenant throughout the Lease Term, which the parties agree is accurate, complete and shall supersede any Base Monthly Rent schedule set forth in the Original Lease.

3.

The parties agree that, notwithstanding anything to the contrary in the Original Lease, the amount of “$53,133.33” in Paragraph 3.1(a) of the Initial Lease (as amended by the Second Amendment), is hereby revised to “$___________” and Section 5 of Exhibit E to the Lease is hereby deleted in its entirety and replaced with the following:

Period	Base Monthly Rent
Months **-12	$______________
Months 13-24	$______________
Months 25-36	$______________
Months 37-48	$______________
Months 49-60	$______________
Months 61-72	$______________
Month 73- Lease Expiration Date	$______________

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Exhibit B

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate on the date first above written.

LANDLORD:

NW AUSTIN OFFICE PARTNERS LLC,
a Delaware limited liability company

By:NW Austin Holdco LLC,

a Delaware limited liability company,

its Manager

By:Menlo Equities V LLC,

a California limited liability company,

its Manager

By:Menlo Legacy Holdings, L.P.

a California limited partnership, its Managing Member

By:  ____________________

Henry D. Bullock, President

TENANT:

MOLECULAR TEMPLATES, INC.

a Delaware corporation

By:

Printed Name:

Title:

76609717v.1

Exhibit B